AMENDMENT NO. 7
TO AMENDED AND RESTATED
AGREEMENT AND DECLARATION OF TRUST OF
AIM TAX-EXEMPT FUNDS
     This Amendment No. 7 (the “Amendment”) to the Amended and Restated Agreement and Declaration of Trust of AIM Tax-Exempt Funds (the “Trust”) amends, effective [ 2010], the Amended and Restated Agreement and Declaration of Trust of the Trust dated as of September 14, 2005, as amended (the “Agreement”).
     Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.
     WHEREAS, the Trust desires to amend the Agreement to remove Van Kampen Strategic Municipal Income Fund; and
     WHEREAS, the Trust desires to amend the Agreement to changed the name of Van Kampen California Insured Tax Free Fund, Van Kampen High Yield Municipal Fund, Van Kampen Insured Tax Free Income Fund, Van Kampen Intermediate Term Municipal Income Fund, Van Kampen Municipal Income Fund, Van Kampen New York Tax Free Income Fund and Van Kampen Strategic Municipal Income Fund to Invesco Van Kampen California Insured Tax Free Fund, Invesco Van Kampen High Yield Municipal Fund, Invesco Van Kampen Insured Tax Free Income Fund, Invesco Van Kampen Intermediate Term Municipal Income Fund, Invesco Van Kampen Municipal Income Fund, Invesco Van Kampen New York Tax Free Income Fund and Invesco Van Kampen Strategic Municipal Income Fund, respectively;NOW, THEREFORE, the Agreement is hereby amended as follows:
     1. Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.
     2. All references in the Agreement to “this Agreement” shall mean the Agreement as amended by this Amendment.
     3. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.
     IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of [       ].

By:
Name:	John M. Zerr
Title:	Senior Vice President

EXHIBIT 1
“SCHEDULE A
AIM TAX-EXEMPT FUNDS
PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO	CLASSES OF EACH PORTFOLIO
AIM High Income Municipal Fund	Class A Shares Class B Shares Class C Shares Class Y Shares Institutional Class Shares

AIM Tax-Exempt Cash Fund	Class A Shares Class Y Shares Investor Class Shares

AIM Tax-Free Intermediate Fund	Class A Shares Class A2 Shares Class Y Shares Institutional Class Shares

Invesco Municipal Fund	Class A Shares Class B Shares Class C Shares Class Y Shares

Invesco Tax-Exempt Securities Fund	Class A Shares Class B Shares Class C Shares Class Y Shares

Invesco Van Kampen California Insured Tax Free Fund	Class A Shares Class B Shares Class C Shares Class Y Shares

Invesco Van Kampen High Yield Municipal Fund	Class A Shares Class B Shares Class C Shares Class Y Shares

Invesco Van Kampen Insured Tax Free Income Fund	Class A Shares Class B Shares Class C Shares Class Y Shares

Invesco Van Kampen Intermediate Term Municipal Income Fund	Class A Shares Class B Shares Class C Shares Class Y Shares

Invesco Van Kampen Municipal Income Fund	Class A Shares Class B Shares Class C Shares Class Y Shares

Invesco Van Kampen New York Tax Free Income Fund	Class A Shares Class B Shares Class C Shares Class Y Shares”